UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20459
                                   __________

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of report: January 26, 2004
                        (Date of earliest event reported)




                              LTC PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)





           Maryland                        1-11314                71-0720518
 (State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
  incorporation or organization)                              Identification No)



                     22917 Pacific Coast Highway, Suite 350
                            Malibu, California 90265
                    (Address of principal executive offices)


                                 (805) 981-8655
              (Registrant's telephone number, including area code)




================================================================================

Item 5. -- Other Events

LTC Properties, Inc. ("LTC") signed a Credit Agreement dated as of December 26, 2003 with Bank of Montreal, as Administrative Agent and Harris Nesbitt Corp. as Co-Lead Arranger and Book Manager and Keybank Corporate Capital, Inc. as Co-Lead Arranger and Syndication Agent. The Credit Agreement provides for $45 million of total commitments and is a revolving line with no scheduled maturities other than the three year term of the Credit Agreement. As additional public disclosure, the Company is furnishing this Credit Agreement, attached hereto as
Exhibit 10.1.


Item 7. -- Exhibits

         (c)      Exhibits.
                  10.1 Credit Agreement dated as of December 26, 2003 among
                       LTC Properties, Inc. and Bank of Montreal, Chicago Branch, as Administrative Agent, Harris Nesbitt Corp.
                       as Co-Lead Arranger and Book Manager and Key Corporate Capital, Inc. as Co-Lead Arranger and Syndication Agent.






                                    SIGNATURE


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    LTC PROPERTIES, INC.



Dated:  January 26, 2004      By: /s/  WENDY L. SIMPSON
                                  ----------------------------------------------
                                       Wendy L. Simpson
                                       Vice Chairman and Chief Financial Officer






                                  EXHIBIT INDEX


Exhibit 10.1 Credit Agreement dated as of December 26, 2003 among LTC Properties, Inc. and Bank of Montreal, Chicago Branch, as Administrative Agent, Harris Nesbitt Corp. as Co-Lead Arranger and Book Manager and Key Corporate Capital, Inc. as Co-Lead Arranger and Syndication Agent.